Exhibit 99.3

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Introduction

On May 23, 2024, BLAC and OSR Holdings entered into an Amended & Restated Business Combination Agreement. The Amended and Restated Business Combination Agreement was amended on December 20, 2024.

The following unaudited pro forma condensed combined financial information (the “Pro Forma Information”) presents the combination of the financial information of Bellevue Life Sciences Acquisition Corp. (“BLAC”) and OSR Holdings Co., Ltd. adjusted to give effect to the Business Combination consummated on February 14, 2025 (the “Closing Date") and the other events described below.

The Business Combination is accounted for as a reverse recapitalization in accordance with U.S. GAAP and ASC which is the current single source of U.S. GAAP. Under this method of accounting, BLAC is treated as the “acquired” company and OSR Holdings is considered the accounting acquirer for accounting purposes as set forth by the guidance in ASC 805-10. This conclusion is supported by the voting interest model referenced in ASC 805-10-55-12 as 84.5% of the voting interest in New OSR Holdings is held by the historical shareholder group of OSR Holdings. Further, Bellevue Capital Management LLC (“BCM”) and its affiliates are the largest single owner of shares of OSR Holdings, and are also the largest single owner of shares in the Combined Company. The stockholders of OSR Holdings have sufficient voting power to elect or remove majority of the board of directors of the Combined Company. Accordingly, given the supermajority of voting shares to be held by OSR Holdings stockholders in the Combined Company and the other factors described above, for accounting purposes, the Business Combination is treated as the equivalent of a capital transaction in which BLAC is issuing securities for the net assets of OSR Holdings. Operations prior to the Business Combination will be those of OSR Holdings. The assets and liabilities and the historical operations that are reflected in the financial statements are those of OSR Holdings and are recorded at the historical cost basis of OSR Holdings. BLAC’s assets, liabilities and results of operations will be consolidated with the assets, liabilities and results of operations of OSR Holdings after consummation of the acquisition.

The unaudited pro forma condensed combined balance sheet data as of December 31, 2024 gives pro forma effect to the Transaction and the other events as if consummated on December 31, 2024. The unaudited pro forma condensed combined statements of operations data for the year ended December 31, 2024 and for the year ended December 31, 2023 give effect to the Transactions and the other events as if consummated on January 1, 2023, the beginning of the earliest period presented.

The unaudited pro forma condensed combined financial information is derived from, and should be read in conjunction with, the historical financial statements and accompanying notes of OSR Holdings and BLAC for the applicable periods included elsewhere in this current report. The Pro Forma Information has been presented for informational purposes only and is not necessarily indicative of what New OSR Holdings’ financial position or results of operations actually would have been had the Transactions and the other events been completed as of the dates indicated. The Pro Forma Information does not purport to project the financial position or operating results of New OSR Holdings that may be expected for any other period in the future. The unaudited pro forma condensed combined financial information is presented for illustrative purposes only and does not reflect the costs of any integration activities or cost savings or synergies that may be achieved as a result of the Business Combination.

The transaction accounting adjustments reflecting the consummation of the Business Combination and related proposed financing transactions are based on certain currently available information and certain assumptions and methodologies that BLAC believes are reasonable under the circumstances. The transaction accounting adjustments, which are described in the accompanying notes, may be revised as additional information becomes available. Therefore, it is likely that the actual adjustments will differ from the transaction accounting adjustments, and it is possible that the difference may be material. BLAC believes that its assumptions and methodologies provide a reasonable basis for presenting all of the significant effects of the Business Combination and the related proposed financing transactions based on information available to management at this time.

Description of the Business Combination

At Closing BLAC issued to the Participating Company Stockholders an aggregate of 16,282,047 shares of BLAC Common Stock, and the Participating Company Stockholders transferred their respective shares of OSR Holdings’ Common Stock. In addition, 22% of the shares of OSR Holdings Common Stock entered into Non-Participating Stockholder Joinders, giving BLAC direct ownership or rights to acquire up to 88% of the shares of OSR Holdings Common Stock on the Closing Date. 11% of the OSR Holdings Common Stock did not sign any Joinder and such shares will remain outstanding and not be subject to any contractual put or call rights, or other conversion rights, with or into BLAC Common Stock. At Closing, the Non-Participating Company Stockholders continue to hold their shares of OSR Holdings Common Stock subject to the terms of the Non-Participating Stockholder Joinders that contain put and call rights whereby the Non-Participating Company Stockholder shall have the right to cause BLAC to purchase and BLAC shall have the right to cause the Non-Participating Company Stockholder to sell to BLAC or its designee all of the shares of OSR Holdings Common Stock owned and held of record by such Non-Participating Company Stockholder in exchange for the number of shares of BLAC Common Stock set forth in each applicable Non-Participating Shareholder Joinder. These rights become exercisable on or after the earlier of (i) January 1, 2026, or (ii) the date that the Non-Participating Company Stockholder is notified by BLAC of a transaction that will result in a change in control (as defined in the Non-Participating Stockholder Joinder) of BLAC (the “Trigger Date”). The Put Right and Call Right terminate and expire 120 days after the Trigger Date. The exchange ratio is fixed under the put/ call rights at the same exchange ratio set forth in the Business Combination Agreement, and there is no option for cash settlement.

The following table summarizes the ownership levels in BLAC Common Stock immediately following the consummation of the Business Combination based on the following: (i) 16,282,047 shares of BLAC Common Stock were issued to the Participating Company Stockholders at consummation of the Business Combination, and (ii) all BLAC Rights have been converted to shares of BLAC Common Stock. The table below does not take into account (i) the exercise of any BLAC Warrants as the warrants do not become exercisable until 30 days after the consummation of the Business Combination, and (ii) the issuance of any equity awards under the Omnibus Plan as there will be no awards issued under the Omnibus Plan immediately following the consummation of the Business Combination.

	Pro Forma Combined
	Number of Shares	% Ownership
OSR Holdings Stockholders(1)	16,282,047	84.46%
BLAC Sponsor and Related Parties(2)	2,163,500	11.22%
BLAC public stockholders(3)	796,931	4.13%
Chardan Capital Markets, LLC	34,500	0.18%
Total	19,276,978	100.00%

(1)	16,282,047 shares of BLAC Common Stock pursuant to the Business Combination Agreement were issued by BLAC to the Participating Company Stockholders at the consummation of the Business Combination.

(2)	Consists of (i) 2,035,000 shares of BLAC Common Stock held by the Sponsor, (ii) 20,000 shares of BLAC Common Stock held by David J. Yoo, BLAC’s Chief Financial Officer, (iii) 20,000 shares of BLAC Common Stock held by Jin Whan Park, a current director of BLAC, and (iv) 20,000 shares of BLAC Common Stock held by each of the following former directors of BLAC: Steven Reed, Inchul Chung, Hosun Euh, and Radclyffe Roberts. It also includes the 43,000 shares of BLAC common stock held by the Sponsor converted from 430,000 private placement rights, but excludes 34,500 shares held by Chardan Capital Markets.

(3)	Includes the conversion of 6,900,000 public rights into 690,000 shares of BLAC Common Stock.

UNAUDITED PRO FORMA CONDENSED

COMBINED BALANCE

DECEMBER 31, 2024

	OSR Holdings Co., Ltd.	USD Conversion Rate	OSR Holdings Co., Ltd.	Bellevue Life Sciences Acquisition Corp.	Combined	Pro Forma Adjustments	Notes	Pro Forma Combined
	(Korean Won)		(US Dollar in unit)	(US Dollar in unit)	(US Dollar in unit)	(US Dollar in unit)		(US Dollar in unit)
Assets
Non-current assets
Equipment and Vehicles, net	3,431,142	1,470.00	2,334	—	2,334			2,334
Intangible assets, net	217,643,573,093	1,470.00	148,056,852	—	148,056,852			148,056,852
Right-of-use assets, net	115,371,622	1,470.00	78,484	—	78,484			78,484
Other non-current assets	484,000,640	1,470.00	329,252	—	329,252			329,252
Deferred tax assets	135,387,907	1,470.00	92,101	—	92,101			92,101
Investments held in Trust Account	—		—	1,847,643	1,847,643	(1,847,643)	(1)	—
Goodwill	35,800,477,223		24,354,066	—	24,354,066			24,354,066

	254,182,241,627		172,913,089	1,847,643	174,760,732	(1,847,643)		172,913,089

Current assets
Cash and cash equivalents	502,068,374	1,470.00	341,543	66,135	407,678	1,847,643	(1)	255,084
						(89,263)	(5)
						(843,464)	(7)
						(358,588)	(8)
						(72,000)	(9)
						(636,922)	(10)
Due from affiliate	—		—	300,000	300,000			300,000
Trade receivables and other receivables, net	1,372,721,306	1,470.00	933,824	—	933,824			933,824
Inventories, net	1,355,497,530	1,470.00	922,107	—	922,107			922,107
Other current financial assets	80,000,000	1,470.00	54,422	—	54,422			54,422
Other current assets	109,595,125	1,470.00	74,555	89,263	163,818	(89,263)	(5)	74,555
Prepaid income taxes	56,989	1,470.00	39	—	39			39

	3,419,939,324		2,326,490	455,398	2,781,888	(241,857)		2,540,031

Total assets	257,602,180,951		175,239,579	2,303,041	177,542,620	(2,089,500)		175,453,120

Equity
Equity attributable to the equity holders of the Parent
Common Stock	9,435,350,000	Historical	7,476,571	216	7,476,787	(7,476,571)	(2)	3,399
						3,189	(2)
						(6)	(10)
Additional paid-in capital	229,027,323,455	Historical	177,631,612	—	177,631,612	7,476,571	(2)	174,424,957
						(3,189)	(2)
						(8,333,627)	(3)
						1,847,643	(4)
						(89,263)	(5)
						(3,467,874)	(6)
						(636,916)	(10)
Accumulated other comprehensive income	237,806,031	Historical	(20,801,666)	—	(20,801,666)	—		(20,801,666)
Retained earnings (accumulated deficit)	(28,184,403,138)	Historical	(21,098,302)	(8,333,627)	(29,431,929)	8,333,627	(3)	(68,357,013)
						(47,258,711)	(11)

	OSR Holdings Co., Ltd.	USD Conversion Rate	OSR Holdings Co., Ltd.	Bellevue Life Sciences Acquisition Corp.	Combined	Pro Forma Adjustments	Notes	Pro Forma Combined
	(Korean Won)		(US Dollar in unit)	(US Dollar in unit)	(US Dollar in unit)	(US Dollar in unit)		(US Dollar in unit)
	210,516,076,348		143,208,215	(8,333,411)	134,874,804	(49,605,127)		85,269,677
Non-controlling interests	—		—	—	—	47,258,711	(11)	47,258,711

Total equity	210,516,076,348		143,208,215	(8,333,411)	134,874,804	(2,346,416)		132,528,388

Commitments and Contingencies
Mezzanine equity
Common stock subject to possible redemption	—		—	1,847,643	1,847,643	(1,847,643)	(4)	—
Total mezzanine equity	—		—	1,847,643	1,847,643	(1,847,643)		—

Liabilities
Non-current Liabilities
Long-term debt	731,494,610	1,470.00	497,615	—	497,615			497,615
Lease liabilities- non-current	49,057,460	1,470.00	33,372	—	33,372			33,372
Other non-current liabilities	2,435,281	1,470.00	1,657	—	1,657			1,657
Deferred tax liabilities	41,212,196,232	1,470.00	28,035,508	—	28,035,508			28,035,508
Deferred underwriting commissions	—	1,470.00	—	2,070,000	2,070,000			2,070,000

	41,995,183,583		28,568,152	2,070,000	30,638,152			30,638,152

Current liabilities
Trade and other payables	1,585,777,171	1,470.00	1,078,760	1,632,048	2,710,808	(89,263)	(5)	2,621,545
Accrued expenses	676,028,150	1,470.00	459,883	1,249,964	1,709,847	3,467,874	(6)	5,177,721
Due to affiliate	-	1,470.00	-	72,000	72,000	(72,000)	(9)	—
Notes payable-related party	-	1,470.00	-	1,763,000	1,763,000			1,763,000
Short-term borrowings	2,645,700,000	1,470.00	1,799,796	-	1,799,796			1,799,796
Convertible note payable	—	1,470.00	—	800,000	800,000			800,000
Lease liabilities-current	65,768,881	1,470.00	44,741	-	44,741			44,741
Other current liabilities	117,272,265	1,470.00	79,777	-	79,777			79,777
Current tax liabilities	374,553	1,470.00	255	358,333	358,588	(358,588)	(8)	—
Excise tax payable	—	1,470.00	—	843,464	843,464	(843,464)	(7)	—

	5,090,921,020		3,463,212	6,718,809	10,182,021	2,104,559		12,286,580

Total liabilities	47,086,104,603		32,031,364	8,788,809	40,820,173	2,104,559		42,924,732
Total liabilities, mezzanine equity and equity	257,602,180,951		175,239,579	2,303,041	177,542,620	(2,089,500)		175,453,120

UNAUDITED PRO FORMA CONDENSED COMBINED

STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECENBER 31, 2024

	OSR Holdings Co., Ltd.	USD Conversion Rate	OSR Holdings Co., Ltd.	Bellevue Life Sciences Acquisition Corp.	Combined	Pro Forma Adjustments	Notes	Pro Forma Combined
	(KRW)	(US Dollar)	(US Dollar)	(US Dollar)	(US Dollar)
Revenue	4,815,262,460	1363.98	3,530,303	—	3,530,303			3,530,303
Cost of sales	3,708,752,734	1363.98	2,719,067	—	2,719,067			2,719,067

Gross profit	1,106,509,726		811,236	—	811,236			811,236
Administrative expenses	(17,054,432,263)	1363.98	(12,503,433)	(3,524,549)	(16,027,982)			(16,027,982)

Operating profit	(15,947,922,537)		(11,692,197)	(3,524,549)	(15,216,746)			(15,216,746)
Non-operating income (loss):
Interest income	29,045,210	1363.98	21,294	2,181	23,475			23,475
Interest expense	(70,019,312)	1363.98	(51,335)	(43,011)	(94,346)			(94,346)
Interest earned on investments held in the Trust Account	-	1363.98	-	1,450,228	1,450,228			1,450,228
Non-operating income	135,298,267	1363.98	99,194	—	99,194			99,194
Non-operating expense	(367,776,673)	1363.98	(269,635)	—	(269,635)			(269,635)

	(273,452,508)		(200,482)	1,409,398	1,208,916			1,208,916

Operating profit before taxes	(16,221,375,045)		(11,892,679)	(2,115,151)	(14,007,830)			(14,007,830)
Income tax benefit (expense)	2,132,947,928	1363.98	1,563,768	(295,728)	1,268,040			1,268,040

Net income (loss)	(14,088,427,117)		(10,328,910)	(2,410,879)	(12,739,790)			(12,739,790)
Attributable to:
Equity holders of the parent	(14,088,427,117)		(10,328,910)	(2,410,879)	(12,739,790)	3,408,540	(a)	(9,331,250)
Non-controlling interests	—	—	—	—	—	(3,408,540)	(b)	(3,408,540)
Other comprehensive income (loss):
Foreign currency translation loss	—	Historical	(20,644,208)	—	(20,644,208)			(20,644,208)
Gain on foreign currency translation of foreign operations	68,865,755	1363.98	50,489	—	50,489			50,489

Total other comprehensive income (loss)	68,865,755		(20,593,719)	—	(20,593,719)			(20,593,719)

Total comprehensive income (loss) for year	(14,019,561,362)		(30,922,629)	(2,410,879)	(33,333,509)			(33,333,509)

Attributable to:
Equity holders of the parent	(14,019,561,362)		(30,922,629)	(2,410,879)	(33,333,509)	10,204,468	(a)	(23,129,041)
Non-controlling interests	—	—	—	—	—	(10,204,468)	(b)	(10,204,468)
Earning (loss) per share attributable to the equity holders of the Parent:
Basic earning (loss) per ordinary share	(7,466)		(5.47)	(0.54)	(0.66)			(0.48)

UNAUDITED PRO FORMA CONDENSED COMBINED

STATEMENT OF OPERATIONS

FOR THE TWELVE MONTHS ENDED DECEMBER 31, 2023

	OSR Holdings Co., Ltd.	USD Conversion Rate	OSR Holdings Co., Ltd.	Bellevue Life Sciences Acquisition Corp.	Combined	Pro Forma Adjustments	Notes	Pro Forma Combined
	(KRW)	(US Dollar)	(US Dollar)	(US Dollar)	(US Dollar)
Revenue	4,453,551,060	1305.41	3,411,611	—	3,411,611			3,411,611
Cost of sales	3,278,702,931	1305.41	2,511,627	—	2,511,627			2,511,627

Gross profit	1,174,848,129		899,984	—	899,984			899,984
Administrative expenses	(15,955,518,638)	1305.41	(12,222,611)	(1,830,700)	(14,053,311)			(14,053,311)

Operating profit	(14,780,670,509)		(11,322,627)	(1,830,700)	(13,153,327)			(13,153,327)
Non-operating income (loss):
Interest income	22,585,540	1305.41	17,301	—	17,301			17,301
Interest expense	(454,140,294)	1305.41	(347,891)	—	(347,891)			(347,891)
Interest earned on investments held in the Trust Account	—	1305.41	—	2,775,291	2,775,291			2,775,291
Non-operating income	160,571,422	1305.41	123,005	—	123,005			123,005
Non-operating expense	(685,461,727)	1305.41	(525,093)	—	(525,093)			(525,093)

	(956,445,059)		(732,678)	2,775,291	2,042,613			2,042,613

Operating profit before taxes	(15,737,115,568)		(12,055,305)	944,591	(11,110,714)			(11,110,714)
Income tax benefit (expense)	2,123,483,524	1305.41	1,626,679	(540,811)	1,085,868			1,085,868

Net income (loss)	(13,613,632,044)		(10,428,626)	403,780	(10,024,846)			(10,024,846)
Attributable to:
Equity holders of the parent	(13,613,632,044)		(10,428,626)	403,780	(10,024,846)	3,441,447	(aa)	(6,583,399)
Non-controlling interests	—	—	—	—	—	(3,441,447)	(bb)	(3,441,447)
Other comprehensive income (loss):
Foreign currency translation loss	—	Historical	(205,539)	—	(205,539)			(205,539)
Gain on foreign currency translation of foreign operations	168,940,276	1305.41	129,415	—	129,415			129,415
				—
Total other comprehensive income (loss)	168,940,276		(76,124)	—	(76,124)			(76,124)

Total comprehensive income (loss) for year	(13,444,691,768)		(10,504,750)	403,780	(10,100,970)			(10,100,970)

Attributable to:
Equity holders of the parent	(13,444,691,768)		(10,504,750)	403,780	(10,100,970)	3,466,568	(aa)	(6,634,403)
Non-controlling interests	—	—	—	—	—	(3,466,568)	(bb)	(3,466,568)
Earning (loss) per share attributable to the equity holders of the Parent:
Basic earning (loss) per ordinary share	(8,159)		(6.25)	0.05				(0.34)

Note 1 — Basis of pro forma presentation

The accompanying unaudited pro forma condensed combined financial information was prepared based on the conclusion that the Business Combination is accounted for as a reverse recapitalization, with no goodwill or other intangible assets recorded, in accordance with U.S. GAAP. Under this method of accounting, BLAC is treated as the “acquired” company for financial reporting purposes. Accordingly, OSR Holdings will be deemed to be the accounting acquirer in the Transaction and, consequently, the Transaction is treated as a recapitalization of OSR Holdings. Accordingly, the assets and liabilities and the historical operations that are reflected in the financial statements are those of OSR Holdings and are recorded at the historical cost basis of OSR Holdings. BLAC’s assets, liabilities and results of operations are consolidated with the assets, liabilities and results of operations of OSR Holdings after the consummation of the Business Combination.

The historical financial statements have been adjusted in the unaudited pro forma condensed combined financial information to reflect transaction accounting adjustments in connection with the Business Combination and related proposed financing transactions. Given that the Business Combination is accounted for as a reverse recapitalization, the direct and incremental transaction costs related to the Business Combination and related proposed financing transactions are deferred and offset against the additional paid-in-capital.

The pro forma basic and diluted loss per share amounts presented in the unaudited pro forma condensed combined statements of operations are using the historical weighted average shares outstanding and the issuance of additional shares in connection with the Business Combination, assuming the transaction occurred on January 1, 2023.

The unaudited pro forma condensed combined financial information is derived from, and should be read in conjunction with, the historical financial statements and accompanying notes of OSR Holdings and BLAC for the applicable periods included elsewhere in this current report.

Note 2 — Foreign currency translation

OSR Holdings uses Korean Won (“KRW”) as its functional currency. The Company’s consolidated financial statements have been translated into US Dollar (“USD”), the reporting currency. Assets and liabilities accounts are translated using the exchange rate at each reporting period end date. Equity accounts are translated at historical rates. Income and expense accounts are translated at the average rate of exchange during the reporting period. The resulting translation adjustments are reported under other comprehensive income. Gains and losses resulting from the translations of foreign currency transactions and balances are reflected in the results of operations.

The KRW is not freely convertible into foreign currency and all foreign exchange transactions must take place through authorized institutions. No representation is made that the KRW amounts could have been, or could be, converted into USD at the rates used in translation.

The following table presents the currency exchange rates that were used in creating the consolidated financial statements in this report:

	December 31,	December 31,
	2024	2023
Period-end spot rate.	US$ 1=KRW	US$ 1=KRW
	1,470.00	1,289.40
Average rate for the year ended December 31, 2024	US$ 1=KRW	US$ 1=KRW
	1,363.98	1,3305.41

Note 3 — Accounting Policies

Management currently performing a comprehensive review of the two entities’ accounting policies. As a result of the review, management may identify differences between the accounting policies of the companies which, when conformed, could have a material impact on the combined financial statements. Based on its initial analysis, management has not identified any material differences in accounting policies under U.S. GAAP that would have an impact on the unaudited pro forma condensed combined financial information.

Note 4 — Adjustments to Unaudited Pro Forma Condensed Combined Balance Sheet

The transaction accounting adjustments included in the unaudited pro forma condensed combined balance sheet as of December 31, 2024 are as follows:

1)	Reclassification of $1.8 million of Investments held in Trust Account that becomes available for transaction consideration, transaction expenses, redemption of public shares and the operating activities following the Business Combination to cash and cash equivalents.

2)	Reclassification of OSR Shares to BLAC Common Stock.

3)	Reflects the elimination of $8.3 million of BLAC’s historical accumulated deficit and the reclassification to additional paid in capital.

4)	Represents the reclassification of $1.8 million of 164,752 BLAC Common Stock subject to possible redemption to permanent equity.

5)	Reflects the payment of $89,263 transaction expense incurred and capitalized by BLAC. This relates to legal fee accrued on the historical balance sheet of BLAC as of December 31, 2024. Given that BLAC capitalized the $89,263 under other assets, it will be reclassified to additional paid-in-capital upon Closing.

6)	Reflects the transaction expense of approximately $3.5 million incurred by BLAC at Closing of the Business Combination. $3.5 million will be deferred and charged against additional paid-in-capital because they are legal, third-party advisory, investment banking, and other miscellaneous fees, which are direct and incremental to the Business Combination and related proposed financing transactions.

7)	Reflects $843,464 payment of excise tax payable to be paid upon consummation of the Business Combination.

8)	Reflects the payment of $358,588 of tax payable in connection with the interest income earned on BLAC’s Trust Account.

9)	Reflects the payment of $72,000 to the Sponsor for Due to affiliate.

10)	Reflects $636,922 withdrawal of funds from the trust account to fund the redemption on February 13, 2025 of 57,821 shares of BLAC Common Stock at approximately $11.02 per share.

Pro forma adjustments for noncontrolling interest:

11)	Reflects 33% of the OSR Holdings Common Stockholders that do not elect to exchange the shares they hold to BLAC Common Stock in the Business Combination representing the noncontrolling interest. Net assets attributable to the noncontrolling interest are $47.3 million, 33% of net assets of OSR Holdings.

a)	Reflects 33% of the OSR Holdings Common Stockholders that do not elect to exchange the shares they hold to BLAC Common Stock in the Business Combination representing the noncontrolling interest. Net loss attributable to the noncontrolling interest are $3.4 million, 33% of net loss of OSR Holdings.

b)	Immediately following the Closing, up to 33% of the OSR Holdings Common Stockholders that do not elect to exchange the shares they hold to BLAC Common Stock in the Business Combination representing the noncontrolling interest. Comprehensive loss attributable to the noncontrolling interest are $10.2 million, 33% of comprehensive loss of OSR Holdings.

aa)	Reflects 33% of the OSR Holdings Common Stockholders that do not elect to exchange the shares they hold to BLAC Common Stock in the Business Combination representing the noncontrolling interest. Net loss attributable to the noncontrolling interest will be $3.4 million, 33% of net loss of OSR Holdings.

bb)	Immediately following the Closing, up to 33% of the OSR Holdings Common Stockholders that do not elect to exchange the shares they hold to BLAC Common Stock in the Business Combination representing the noncontrolling interest. Comprehensive loss attributable to the noncontrolling interest is $3.5 million, 33% of comprehensive loss of OSR Holdings.

Note 5 — Loss per Share Information

The pro forma loss per share calculations have been performed for the years ended December 31, 2024 and 2023 using the historical weighted average shares outstanding and the issuance of additional shares in connection with the Business Combination, assuming the transaction occurred on January 1, 2023. As the Business Combination is being reflected as if it had occurred at the beginning of the periods presented, the calculation of weighted average shares outstanding for both basic and diluted loss per share assumes that the shares issuable relating to the Business Combination have been outstanding for the entire periods presented. If the maximum number of shares are redeemed, this calculation is retroactively adjusted to eliminate such shares for the entire periods.

The weighted average number of shares underlying the pro forma basic loss per share calculation reflects 19.3 million shares of BLAC Common Stock outstanding for the year ended December 31, 2024. The weighted average number of shares underlying the pro forma basic loss per share calculation reflects 19.3 million shares of BLAC Common Stock outstanding for the year ended December 31, 2023. Pro forma diluted loss per share is the same as basic loss per share as potential outstanding securities are concluded to be anti-dilutive. Up to 22% of the Aggregate Consideration or 5,338,712 shares of BLAC Common Stock that will be issuable by BLAC to the Non-Participating Company Stockholders upon exercise of the put/call rights set forth in the Non-Participating Stockholder Joinders are excluded from the shares of BLAC Common Stock outstanding as the put/call rights are not exercisable until the earlier of January 1, 2026 and the date that the Non-Participating Company Stockholders are notified by BLAC of a transaction that will result in a change in control subsequent to Close of Business Combination (the “Trigger Date”). The Put Right and Call Right terminate and expire 120 days after the Trigger Date. The exchange ratio is fixed under the put/call rights at the same exchange ratio set forth in the Business Combination Agreement, and there is no option for cash settlement.

	For the year ended December 31, 2024	For the year ended, December 31, 2023
Numerator:
Pro forma net income (loss) attributable to shareholders – basic and diluted	(9,331,250)	(6,583,399)
Denominator:
Pro forma weighted average shares of common stock outstanding – basic and diluted	19,276,978	19,276,978
Pro forma basic and diluted earnings (loss) per share	(0.48)	(0.34)
Pro forma basic weighted average shares
Existing OSR Holdings Holders	16,282,047	16,282,047
BLAC Public Stockholders	796,931	796,931
Sponsors and related parties	2,198,000	2,198,000
Total pro forma basic weighted average shares	19,276,978	19,276,978

The instruments below were excluded from the computations of the pro forma diluted loss per share and weighted average shares common stock outstanding – diluted above as their effect would be anti-dilutive:

●	Outstanding an aggregate of 7,330,000 BLAC Warrants, comprised of 430,000 private placement warrants held by the Sponsor, BLAC’s Chief Financial Officer and two of BLAC’s former directors, and 6,900,000 public warrants. Each BLAC Warrant will be exercisable for one share of New OSR Holdings Common Stock at an initial exercise price of $11.50 per share (subject to adjustment in accordance with the Warrant Agreement) but do not become exercisable until 30 days after the Closing.

●	Up to 6,300,000 shares of New OSR Holdings Common Stock issuable under the Omnibus Plan.

COMPARATIVE PER SHARE DATA

	OSR holdings Co., Ltd.	Bellevue Life Sciences Acquisition Corp.	Pro Forma
Year ended December 31, 2024 Earnings (loss) per share, basic and diluted	$(5.47)	$(0.54)	$(0.48)

Book value per share at December 31, 2024	$75.57	$(3.53)	$6.87

Year Ended December 31, 2023 Earnings (loss) per share, basic and diluted	$(6.25)	$0.05	$(0.34)